Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offer To Exchange

Public Warrants to Acquire Ordinary Shares

of

SUPER GROUP (SGHC) LIMITED

for

Ordinary Shares of Super Group (SGHC) Limited

and Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS RELATED TO PUBLIC WARRANTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON DECEMBER 12, 2022, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. THE PUBLIC WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW) AND THE RELATED CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE PUBLIC WARRANTS AND THE WITHDRAWAL OF SUCH PUBLIC WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

HOLDERS OF THE PRIVATE PLACEMENT WARRANTS (AS DEFINED BELOW) THAT DELIVER CONSENTS IN THE CONSENT SOLICITATION MAY NOT REVOKE THEIR CONSENT.

November 10, 2022

To Our Clients:

Enclosed for your consideration are the Prospectus/Offer to Exchange dated November 10, 2022 and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), to each holder of its public warrants to purchase one ordinary share, no par value, of the Company (the “Ordinary Shares”) for a purchase price of $11.50 to receive 0.25 Ordinary Shares in exchange for each Public Warrant (as defined below) tendered by the holder and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will be open until 12:01a.m., Eastern Time, on December 12, 2022, or such later time and date to which the Company may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

The Offer is being made to all holders of our publicly traded warrants to purchase our Ordinary Shares, which were originally issued as warrants to purchase the ordinary shares, no par value, of Sports Entertainment Acquisition Corp. (“SEAC”) in connection with the initial public offering of SEAC’s securities on October 6, 2020 (the “SEAC IPO”) and automatically converted into warrants to purchase Ordinary Shares of the Company on January 27, 2022, upon the consummation of the business combination (the “Business Combination”) contemplated by that certain merger agreement, dated as of April 23, 2021, by and among the Company, SEAC, SGHC Limited, Super Group (SGHC) Merger Sub, Inc., and Sports Entertainment Acquisition Holdings, which entitle such warrant holders to purchase one Ordinary Share for a purchase price of $11.50, subject to adjustments, referred to as the “Public Warrants.” Our Ordinary Shares and our Public Warrants are listed on the New York Stock Exchange under the symbols “SGHC” and “SGHC WS,” respectively. As of November 9, 2022, 22,499,986 Public Warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 5,624,997 of our Ordinary Shares in exchange for the Public Warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the Public Warrants and the warrants originally issued in a private placement simultaneously with the closing of the SEAC IPO as well as in connection with the closing of the partial exercise by the underwriters of their over-allotment option (the “Private Placement Warrants,” and, together with the Public Warrants, the “Warrants”) to amend the Warrant Agreement, dated as of October 6, 2020, by and between Sports Entertainment Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which governs all of the Warrants, to permit the Company to (i) require that all outstanding Public Warrants following the closing of the Offer be converted into 0.225 Ordinary Shares, which is a ratio 10% less than the ratio applicable to the Offer and (ii) instruct the warrant agent to cancel each outstanding Private Placement Warrant for no consideration (the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least 50% of the number of then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, the vote or written consent of at least 50% of the number of then outstanding Private Placement Warrants and at least 50% of the number of then outstanding Public Warrants. Therefore, one of the conditions to the adoption of the Warrant Amendment is that (i) holders of at least 50% of then outstanding public warrants tender their warrants in the Offer, and thereby consent to the Warrant Amendment, and (ii) holders of at least 50% of the number of then outstanding Private Placement Warrants consent to the Warrant Amendment.

Each Public Warrant holder whose Public Warrants are exchanged pursuant to the Offer will receive 0.25 Ordinary Shares for each Public Warrant tendered by such holder and exchanged. No fractional Ordinary Shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, to any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer, the Company will round the number of shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of shares. The Company’s obligation to complete the Offer is conditioned on (i) holders of at least 50% of then outstanding Public Warrants tendering their warrants in the Offer and thereby consenting to the Warrant Amendment, and (ii) holders of at least 50% of the then outstanding Private Placement Warrants (as defined below) consenting to the Warrant Amendment. The Offer is also subject to customary conditions, including the effectiveness of the registration statement and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer.

Public Warrant holders may not consent to the Warrant Amendment without tendering their Warrants in the Offer and may not tender their Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Warrants. By tendering Public Warrants for exchange, holders of Public Warrants will deliver their consent to the Warrant Amendment to the Company. Holders of Public Warrants may revoke their consent at any time prior to the Expiration Date (as defined below) by withdrawing the Public Warrants they have tendered. Consents of holders of our Private Placement Warrants may not be revoked.

Certain holders of our Public Warrants and Private Placement Warrants have advised us that they intend to consent to the Warrant Amendment. Collectively, such holders hold approximately 22.5% of outstanding Public Warrants, and 59.5% of outstanding Private Placement Warrants. See the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Transactions and Agreements Concerning Our Securities.”

If holders of at least 50% of then outstanding Public Warrants do not tender their warrants in the Offer, Public Warrants not exchanged for Ordinary Shares pursuant to the Offer will remain outstanding subject to their current terms, including any such terms permitting the Company to redeem such Warrants prior to their expiration. The Company reserves the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Public Warrant Holders:

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your Public Warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Public Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.25 Ordinary Shares for each Public Warrant so tendered.

We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender Warrants we hold for your account, nor to provide consent to the Warrant Amendment.

Please instruct us as to whether you wish us to tender for exchange any or all of the Public Warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your Public Warrants may be exchanged at the exchange rate of 0.25 Ordinary Shares for every one of your Public Warrants properly tendered for exchange.

2.

The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.

By tendering your Public Warrants for exchange you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your Public Warrants in the Offer and you may not tender your Public Warrants without consenting to the Warrant Amendment.

4.	The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on December 12, 2022, or such later time and date to which the Company may extend.

If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Public Warrants unless you specify otherwise on the attached Public Warrant Holder Instruction Form.

Your prompt action is requested. Your Public Warrant Holder Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on December 12, 2022, or such later time and date to which the Company may extend.

The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors. You must decide whether to have your Public Warrants exchanged and, if so, how many Public Warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Private Placement Warrant Holders:

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer and Consent Solicitation, the Company will amend the Warrant Agreement to permit the Company to (i) require that all outstanding Public Warrants following the closing of the Offer be converted into 0.225 Ordinary Shares, which is a ratio 10% less than the ratio applicable to the Offer and (ii) instruct the warrant agent to cancel each outstanding Private Placement Warrant for no consideration.

We are the owner of record of Warrants held for your account. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to provide consent to the Warrant Amendment.

If you wish to approve the Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Private Placement Warrant Holder Instruction Form.

Your prompt action is requested. Your Private Placement Warrant Holder Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on December 12, 2022, or such later time and date to which the Company may extend.

The board of directors of the Company has approved the Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of Warrants should approve the Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors.

Public Warrant Holder

Instruction Form

Offer To Exchange

Public Warrants to Acquire Ordinary Shares

of

SUPER GROUP (SGHC) LIMITED

for

Ordinary Shares of Super Group (SGHC) Limited

and Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated November 10, 2022 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of the Company to each holder of its public warrants to purchase one ordinary share, no par value, of the Company (the “Ordinary Shares”) for a purchase price of $11.50 to receive 0.25 Ordinary Shares in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of October 6, 2020, by and between Sports Entertainment Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) that governs all of the Warrants to permit the Company to (i) require that all outstanding Public Warrants (as defined therein) following the closing of the Offer be converted into 0.225 Ordinary Shares, which is a ratio 10% less than the ratio applicable to the Offer and (ii) instruct the warrant agent to cancel each outstanding Private Placement Warrant for no consideration (the “Warrant Amendment”).

The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Public Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Public Warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment; (iii) the Offer will be open until 12:01 a.m., Eastern Time, on January 10, 2023, or such later time and date to which the Company may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of the Ordinary Shares is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be exchanged by you for the account of the undersigned: _________________

*

No fractional Ordinary Shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, to any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer, the Company will round the number of shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of shares. The Company’s obligation to complete the Offer is conditioned on (i) holders of at least 50% of then outstanding Public Warrants tendering their warrants in the Offer and thereby consenting to the Warrant Amendment, and (ii) holders of at least 50% of the then outstanding Private Placement Warrants consenting to the Warrant Amendment. The Offer is also subject to customary conditions, including the effectiveness of the registration statement and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer.

**

Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

Private Placement Warrant Holder

Instruction Form

SUPER GROUP (SGHC) LIMITED

Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated November 10, 2022 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of the Company to each holder of its public warrants to purchase one ordinary share, no par value, of the Company (the “Ordinary Shares”) for a purchase price of $11.50 to receive 0.25 Ordinary Shares in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of October 6, 2020, by and between Sports Entertainment Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) that governs all of the Warrants to permit the Company to (i) require that all outstanding Public Warrants (as defined therein) following the closing of the Offer be converted into 0.225 Ordinary Shares, which is a ratio 10% less than the ratio applicable to the Offer and (ii) instruct the warrant agent to cancel each outstanding Private Placement Warrant for no consideration (the “Warrant Amendment”).

The undersigned hereby approves of the Consent Solicitation.

By granting their approval of the Consent Solicitation, the undersigned acknowledges that: (i) the Consent Solicitation is made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) the Consent Solicitation will be open until 12:01 a.m., Eastern Time, on January 10, 2023, or such later time and date to which the Company may extend (the period during which the Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iii) the Consent Solicitation is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (iv) the undersigned is voluntarily granting their consent and is aware of the conditions of the Consent Solicitation; (v) the future value of the Ordinary Shares is unknown and cannot be predicted with certainty; (vi) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Consent Solicitation and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

**

The approval of this consent solicitation is irrevocable.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date: